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                                                                   EXHIBIT 10.2


                     NORTHWESTERN STEEL AND WIRE COMPANY

                          INDEMNIFICATION AGREEMENT


     THIS INDEMNIFICATION AGREEMENT is entered into as of this 1st day of February, 1997, by and between NORTHWESTERN STEEL AND WIRE COMPANY, an Illinois corporation (the "COMPANY"), and ______________ ("INDEMNITEE").

                                  RECITALS

     A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or adequate indemnification due to increased exposure to litigation costs and risk resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

     B. Plaintiffs often seek damages in such large amounts and the costs of litigation may be so great (whether or not the case is meritorious), that the defense and/or settlement of such litigation is usually beyond the personal resources of directors and officers;

     C. Based upon their experience as business managers, the Board of Directors of the Company (the "BOARD") has concluded that, to retain and attract talented and experienced individuals to serve as directors and officers of the Company, it is appropriate for the Company to contractually indemnify its directors and officers, and to assume for itself liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company; and

     D. The Company believes that it is fair and proper to protect the directors and officers of the Company from the risk of judgments, settlements and other expenses which may occur as a result of their service to the Company.

     NOW, THEREFORE, the parties, intending to be legally bound, for good and valuable consideration, hereby agree as follows:

     E.   DEFINITIONS.

          1. AGENT. "AGENT" means a director or officer of the Company serving as such and any such person who serves, at the Company's request, as a trustee, committee member or fiduciary of any Company employee benefit plan or program, or a director or officer of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise.


          2. COMPANY. "COMPANY" means Northwestern Steel and Wire Company, an Illinois corporation, its successors or assigns, or any Subsidiary of the Company. "SUBSIDIARY" means, and "SUBSIDIARIES" include, (i) any corporation of which more than



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     fifty percent (50%) of the outstanding voting securities are owned directly or indirectly by the Company, or which is otherwise controlled by the Company, and (ii) any partnership, joint venture, trust, or other entity of which more than fifty percent (50%) of the equity interest is owned directly or indirectly by the Company, or which is otherwise controlled by the Company.

          3. LIABILITIES. "LIABILITIES" means losses, claims, damages, liabilities, obligations, penalties, judgments, fines, settlement payments, awards, costs, expenses and disbursements (and any and all costs, expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, all reasonable attorneys' fees, costs, expenses and disbursements, as and when incurred.

          4. PROCEEDING. "PROCEEDING" means any threatened, pending, or completed action, suit or other proceeding whether civil, criminal, administrative, investigative or any other type whatsoever.

          5. CONTROL. "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the person or entity whether through the ownership of voting securities, by contract, or otherwise.

     F. AGREEMENT TO SERVE. The Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will, in the capacity Indemnitee currently serves as an Agent of the Company; provided, however, that nothing contained in this Agreement is intended to (i) restrict the ability of the Indemnitee to resign at any time and for any reason from such position, or (ii) create any right to continued employment or service of the Indemnitee in such or any other position.

     G.   INDEMNIFICATION OF AGENT.

          1. THIRD PARTY ACTIONS. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity or otherwise at the request of the Company or of its officers, directors or shareholders, the Company shall indemnify, defend and hold harmless the Indemnitee against any and all Liabilities actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, so long as the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or Proceeding, if the Indemnitee had no reasonable cause to believe his conduct was unlawful.


          2. DERIVATIVE ACTIONS. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to


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     procure a judgment in its favor by reason of the fact that such person is or was an Agent of the Company, or by reason of anything done or not done by such person in any such capacity or otherwise at the request of the Company or of its officers, directors or shareholders, the Company shall indemnify, defend and hold harmless the Indemnitee against all Liabilities actually and reasonably incurred by such person in connection with the investigation, defense, settlement or appeal of such Proceeding, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification under this SECTION 3(B) shall be made in respect of any claim, issue or matter for which such person is adjudged to be liable in the performance of his duties to the Company, unless, and only to the extent that, the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Liabilities as the court shall deem proper.

          3. ACTIONS WHERE INDEMNITEE IS DECEASED. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, the Indemnitee shall die, then the Company shall indemnify, defend and hold harmless the estate, heirs and legatees of the Indemnitee against any and all Liabilities incurred by such estate, heirs or legatees in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for the Indemnitee in SECTIONS 3(A) AND 3(B) above.

The Liabilities covered hereby shall be net of any payments to or on behalf of the Indemnitee by D&O Insurance carriers or others with respect to the subject Proceeding.

     H. INDEMNIFICATION AS WITNESS. Notwithstanding any other provision of this Agreement, to the extent the Indemnitee is, by reason of the fact that he is or was an Agent of the Company, involved in any investigative Proceeding, including but not limited to testifying as a witness or furnishing documents in response to a subpoena or otherwise, the Indemnitee shall be indemnified against any and all Liabilities actually and reasonably incurred by or for him in connection therewith.

     I. ADVANCEMENT OF LIABILITIES. Subject to the provisions of SECTION 6(C), until a determination that Indemnitee is not entitled to be indemnified by the Company under the terms hereof, and unless the provisions of SECTION 9 apply, the Company shall reimburse Indemnitee for Liabilities previously paid by Indemnitee and may advance Liabilities which the Company reasonably determines will be due and payable by Indemnitee within a reasonable time after a request for advancement is made by Indemnitee. The execution and delivery of this Agreement by the Company evidences the specific approval by the Board of the reimbursement and advancement of Liabilities as provided for in this
SECTION 5. As a condition to such reimbursement and/or advancement, Indemnitee shall, at the request of the Company, undertake in a manner satisfactory


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to the Company to repay such amounts reimbursed and/or advanced, without interest, if it shall ultimately be determined pursuant to SECTION 7 OR 9 below that Indemnitee is not entitled to be indemnified by the Company under the terms of this Agreement. Subject to the foregoing, the reimbursement and/or advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) business days following delivery of a written request by Indemnitee to the Company, which request shall be accompanied by vouchers, invoices and similar evidence documenting the amounts incurred or to be incurred by Indemnitee.

     J.   INDEMNIFICATION PROCEDURES.

          1. NOTICE BY INDEMNITEE. Promptly after receipt by the Indemnitee of notice of the commencement or threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof, provided that any failure to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that such failure or delay increases the liability of the Company hereunder.

          2. D & O INSURANCE. The Company has no obligations to carry D&O Insurance; however, if the Company receives notice from Indemnitee pursuant to SECTION 6(A) hereof, and the Company has D&O Insurance in effect at that time, the Indemnitee shall not take any action (by waiver, settlement or otherwise) which would adversely affect the ability of the Company to obtain payment from its insurers.

          3. ASSUMPTION OF DEFENSE. In the event the Company shall be obligated under this Agreement to pay the Liabilities of Indemnitee, the Company shall be entitled to assume the defense (with counsel reasonably acceptable to Indemnitee, approval thereof not to be unreasonably withheld) of the Proceeding to which the Liabilities relate. The Company agrees to promptly notify Indemnitee upon its election to assume such defense. Once the Company (a) provides Indemnitee with notice of its election to assume such defense and (b) obtains approval from Indemnitee of the counsel retained, the Company will not be liable to Indemnitee under this Agreement for any attorney's fees or other Liabilities subsequently incurred by the Indemnitee with respect to such Proceeding, unless (i) the Liabilities incurred by the Indemnitee were previously authorized by the Company or (ii) counsel for the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense.

     K.   DETERMINATION OF RIGHT TO INDEMNIFICATION.

          1. SUCCESSFUL PROCEEDING. To the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in SECTIONS 3(A) OR 3(B) above, the Company shall indemnify the Indemnitee against Liabilities incurred by him in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or


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     matters in such Proceeding, the Company shall indemnify Indemnitee against all Liabilities actually or reasonably incurred by or for him in connection with each successfully resolved claim, issue or matter. For purposes of this SECTION 7(A), and without limitation, the termination of any Proceeding, or any claim, issue, or matter in such a Proceeding, by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue, or matter, so long as there has been no finding (either adjudicated or pursuant to SECTION 7(C) below) that Indemnitee (i) did not act in good faith, (ii) did not act in a manner reasonably believed to be in or not opposed to the best interests of the Company, or (iii) with respect to any criminal proceeding, had reasonable grounds to believe his conduct was unlawful.

          2. OTHER PROCEEDINGS. In the event that SECTION 7(A) above is inapplicable, the Company shall nevertheless indemnify the Indemnitee, unless and only to the extent that the forum listed in SECTION 7(C) below determines that the Indemnitee has not met the applicable standard of conduct set forth in SECTIONS 3(A) OR 3(B) above required to entitle Indemnitee to such indemnification.

          3. FORUM IN EVENT OF DISPUTE. The determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in SECTIONS 3(A) OR 3(B) shall be made by (i) the Board, by a majority vote of a quorum consisting of directors who are not parties to such Proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so direct, by independent legal counsel in a written opinion, or
     (iii) by the shareholders. The choice of which forum shall make the determination shall be made by the Board. The forum shall act in the utmost good faith to assure the Indemnitee a complete opportunity to present to the forum his case that Indemnitee has met the applicable standard of conduct.

          4. APPEAL TO COURT. Notwithstanding a determination by any forum listed in SECTION 7(C) above that Indemnitee is not entitled to Indemnification with respect to a specific Proceeding, the Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing the Indemnitee's right to indemnification pursuant to this Agreement. In the event of any dispute between the parties concerning their respective rights and obligations hereunder, the Company shall have the burden of proving that the Company is not obligated to make the payment or advance claimed by Indemnitee.

          5. INDEMNITY FOR LIABILITIES IN ENFORCEMENT OF AGREEMENT. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitee against all Liabilities incurred by the Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement unless a court of competent jurisdiction finds that the material claims and/or defenses of Indemnitee in any such Proceeding were frivolous or made in bad faith.


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     L.   CONTRIBUTION.  If and to the extent that a final adjudication shall specify that the Company is not obligated to indemnify Indemnitee under this Agreement for any reason (including but not limited to the exclusion set forth in Section 9 hereof), then in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be so liable if joined in such action, suit or proceeding), the Company shall contribute to the amount of Liabilities reasonably incurred and paid or payable by Indemnitee in connection with such Proceeding in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction with respect to which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of Indemnitee on the other hand in connection with the circumstances which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities. The Company agrees that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

     M.   EXCEPTIONS.

          1. CLAIMS INITIATED BY INDEMNITEE. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Liabilities to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate.

          2. UNAUTHORIZED SETTLEMENTS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify the Indemnitee under this Agreement for any amount paid in settlement of a Proceeding without the prior written consent of the Company to such settlement.

          3. NO DUPLICATIVE PAYMENT. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

     N. CONTINUATION OF INDEMNITY. All obligations of the Company contained herein shall be irrevocable and shall continue during the period Indemnitee is an Agent of the Company and thereafter so long as Indemnitee shall be subject to any possible claim or threatened or pending Proceeding by reason of the fact that Indemnitee was an Agent of the Company.


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     O.   NON-EXCLUSIVITY.  The provisions for indemnification and
advancement of Liabilities set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company's Articles of Incorporation or By-laws, the vote of the Company's shareholders or disinterested directors, other agreements or otherwise, both as to action in his official capacity and to action in another capacity while occupying a position as an Agent of the Company.

     P. DISCLOSURE OF PAYMENTS. In the event that the Company makes any payment, advance or reimbursement for Liabilities to Indemnitee under this Agreement, the Company shall make such disclosures as are required by the Illinois Business Corporation Act of 1983.

     Q. INTERPRETATION OF AGREEMENT. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

     R. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be effected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to SECTION 13 hereof.

     S. SUBROGATION. In the event that the Company makes any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers and do all things that may be necessary to secure such rights, including but not limited to the execution of such documents as shall be necessary to enable the Company effectively to bring suit to enforce such rights.

     T. MODIFICATION AND WAIVER. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     U. SURVIVAL, SUCCESSORS, AND ASSIGNS. The Indemnitee's rights under this Agreement shall continue after the Indemnitee has ceased acting as an Agent of the Company. The terms of this Agreement shall be binding on and inure to the benefit of the Company and its successors and assigns and shall be binding on and inure to the benefit of Indemnitee and Indemnitee's heirs, executors, and administrators.


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     V.   NOTICES.  All notices, demands, consents, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if hand delivered (effective upon receipt or when refused), or if sent by courier freight prepaid (effective upon receipt or when refused), in the case of the Company, at the addresses listed below, and in the case of Indemnitee, at Indemnitee's address of record at the office of the Company, or to such other addresses as the parties may notify each other in writing.


     To Company:       Northwestern Steel and Wire Company
                            121 Wallace Street
                            Sterling, Illinois 61081
                            Attention:  Chief Executive Officer

     with a copy to:   Katten Muchin & Zavis
                            525 West Monroe Street, Suite 1600
                            Chicago, IL  60661-3693
                            Attention:  Herbert S. Wander, Esq.


     W. GOVERNING LAW. This Agreement shall be governed exclusively by and construed according to the laws of the State of Illinois, without regard to the application of the laws of the State of Illinois regarding conflicts of laws.


     X. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Illinois for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

     Y. COUNTERPARTS. This agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.


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     The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.


                          NORTHWESTERN STEEL AND WIRE COMPANY



                          By:
                              ------------------------------



                          INDEMNITEE:


                          ------------------------------
                          (Sign Name)





                          ==============================
                          (Print Address)



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